UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 06, 2023

S&W Seed Company

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Ken Pratt Blvd, Suite 201
Longmont, Colorado		80501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 720 506-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2023, S&W Seed Company (“S&W”) entered into a Contribution and Membership Interest Purchase Agreement (the “CMIPA”) with Equilon Enterprises LLC (dba Shell Oil Products US, “Shell”), relating to a joint venture for the development and production of sustainable biofuel feedstocks. The closing of the transactions contemplated by the CMIPA occurred on February 6, 2023 (the “Closing”). At the Closing, among other things:

•
S&W (i) contributed its Nampa, Idaho production and research facilities (the “Nampa Facilities”) to Vision Bioenergy Oilseeds LLC, an entity formed by S&W for purposes of the joint venture (the “JV”), along with certain personal property, including vehicles, fixed assets and other similar equipment; (ii) caused the JV to make offers of employment to certain key personnel; (iii) assigned to the JV certain contracts and permits; and (iv) agreed to a two-year non-solicitation covenant with respect to the personnel transferred to the JV.
•
Shell (i) made a $13.0 million cash contribution to the JV; (ii) paid $7.0 million to S&W; and (iii) paid off S&W’s outstanding approximately $7.0 million promissory note with Rooster Capital LLC, which was secured by a priority security interest in the property, plant and fixtures located at the Nampa Facilities.

In addition, under the terms and conditions of the CMIPA, on the one-year anniversary of the Closing, Shell is required to pay an additional $6.0 million to S&W and make an additional $12.0 million cash contribution to the JV.

Shell received a 66% interest in the JV and S&W retained a 34% interest in the JV. Pursuant to the CMIPA, upon the achievement of certain specified milestones, measured as of the fourth and seventh anniversaries of the Closing, S&W is eligible to receive up to an additional aggregate 10% interest in the JV. In addition, S&W has a one-time option, exercisable at any time on or before the fourth anniversary of the Closing, to purchase a 6% membership interest from Shell for a purchase price ranging between approximately $7.1 and $12.0 million, depending on the date on which such purchase is completed.

The JV will be initially managed by a board of five managers, two of whom will be designated by S&W and three of whom will be designated by Shell. Pursuant to the JV’s operating agreement, distributions and capital calls, if any, will be made on a pro rata basis. Capital calls, if any, are subject to approval of the JV’s board of managers. The JV’s operating agreement provides for certain remedies and procedures in the event that a member defaults on a capital call.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing, on February 6, 2023, Donald M. Panter, S&W’s Executive Vice President, Americas, entered into a separation agreement with S&W to facilitate his transition to Chief Executive Officer of the JV. Pursuant to this agreement, Mr. Panter will be placed on secondment with the JV until approximately April 7, 2023 (the “Separation Date”). During Mr. Panter’s secondment, he will receive an increased base salary to reflect an annual salary of $330,000 and will continue to receive the current benefits provided to him by S&W. Subject to S&W’s receipt of an effective release and waiver of claims from Mr. Panter and subject to his actual commencement of employment with the JV, Mr. Panter will receive the following benefits from S&W: (i) payment of $225,000 in one lump sum, representing the maximum cash bonus for which he is eligible for fiscal year 2023; (ii) a stock option with a target cash value (based on the Black-Scholes valuation model and related assumptions used by S&W for financial accounting purposes) on the date of grant of $250,000, and a restricted stock unit award with a cash value on the date of grant of $120,000, each of which will vest in full on the Separation Date; (iii) full acceleration of vesting of all other outstanding equity awards held by him as of the Separation Date; (iv) a stock option with a cash value (based on the Black-Scholes valuation model and related assumptions used by S&W for financial accounting purposes) on the date of grant that is equivalent to what the cash value of an option to purchase 250,000 shares of S&W’s common stock would be on such date of grant had such option been granted at the end of the first full trading day immediately following the Company’s public announcement of the joint venture, which will vest in full effective as of the first business day following the one-year anniversary of the date of the CMIPA, subject to Mr. Panter’s continuous employment with the JV through such date; and (v) continued exercisability of all outstanding stock options until each such stock option’s original expiration date.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated financial information of S&W is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference:

•
Unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 2022 and the three months ended September 30, 2022.
•
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2022.

(d) Exhibits.

Exhibit	Description
10.1*+	Contribution and Membership Interest Purchase Agreement, dated February 6, 2023, by and between S&W and Shell.
99.1	Unaudited pro forma consolidated financial information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules (or similar attachments, including exhibits) to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission or its staff upon request.

+ Pursuant to Item 601(b)(10) of Regulation S-K, certain portions of this exhibit have been omitted (indicated by [***]) because S&W has determined that the information is both not material and is the type that S&W treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Date:	February 7, 2023	By:	/s/ Elizabeth Horton
Elizabeth Horton Chief Financial Officer